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[DOANE PET CARE LOGO]

                                             210 Westwood Place South, Suite 400
                                                             Brentwood, TN 37027


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NEWS                                                 FOR IMMEDIATE RELEASE
________________________________________________________________________________

                 DOANE PET CARE PRICES ITS PREVIOUSLY ANNOUNCED
                              SENIOR NOTE OFFERING

Brentwood, Tennessee, February 21, 2003 - Doane Pet Care Company (the "Company") announced today that it has agreed to issue $213.0 million in aggregate principal amount of its 10 3/4% senior notes due 2010. The offering price of the notes will be 98.8% of the principal amount thereof, resulting in a yield to maturity of 11.0%. The Company stated that it intends to use the net proceeds of the offering to repay existing indebtedness, which will provide the Company with additional financial flexibility.

The notes are generally not callable for four years and mature on March 1, 2010. Interest will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2003. The notes are senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by the Company's domestic subsidiaries. The transaction is expected to close on February
28, 2003.

The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This announcement is being issued to be consistent with the Securities and Exchange Commission's "fair disclosure" guidelines. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements
--------------------------

Certain statements made in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that its expectations will prove to have been correct. It is important to note that results could differ materially from those expressed or implied in such forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: changes in the market for securities similar to the notes, general market conditions, any outbreak of hostilities or declarations of war, the results of our final audit for the 2002 fourth quarter and fiscal year, decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, future investment returns on our pension plans, changes in laws and regulations, adverse changes in

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operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including the Company's 2001 Annual Report on Form 10-K. The completion of the aforementioned offering is subject to the satisfaction or waiver of conditions. There can be no guarantee that the aforementioned offering will be completed. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances.

About the Company
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Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits.

CONTACT:  Philip K. Woodlief, Vice President Finance and Chief Financial Officer
Tel:  (615) 373-7774



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